EXHIBIT 3.23

FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
This First Amendment to Limited Liability Company Agreement (this “Amendment”) of Perryville Gas Storage LLC, a Delaware limited liability company (the “Company”), is entered into and effective as of April 14, 2010 (the “Effective Date”), by Perryville Gas Storage Holding LLC, a Delaware limited liability company, as the sole member of the Company (“Perryville Holdco”).
WHEREAS, Cardinal Gas Storage Partners LLC (“Cardinal”), as the original sole member of the Company, executed the Limited Liability Company Agreement of the Company on June 16, 2008 (the “LLC Agreement”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the LLC Agreement.
WHEREAS, Perryville Holdco is a direct wholly owned subsidiary of Cardinal.
WHEREAS, Cardinal contributed all of its membership interests in the Company to Perryville Holdco, making Perryville Holdco the new sole member of the Company.
WHEREAS, Perryville Holdco desires to amend the LLC Agreement to (a) reflect that Perryville Holdco is the sole member of the Company and (b) provide for the issuance of certificates evidencing the membership interests in the Company.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Perryville Holdco hereby agrees as follows:
1.Amendment to Reflect New Member. Each reference to “Cardinal Gas Storage Partners LLC” in the LLC Agreement is hereby deleted in its entirety and replaced with “Perryville Gas Storage Holding LLC”.

2.Amendments to Section 6. Section 6 of the LLC Agreement is hereby amended and restated in its entirety as follows:
“SECTION 6. Limited Liability Company Interests.
(a)As of the date hereof, the Parent holds all outstanding units of limited liability company interest (the “Units”) in the Company.

(b)Ownership of the Units shall be evidenced by Unit certificates substantially in the form of Exhibit A hereto. The Company shall issue one or more certificates to the members, which certificates need not bear a seal of the Company but shall be signed by any person authorized by the Parent to sign such certificates who shall certify the percentage of the Units represented by such certificate. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and percentage of the Units. The Parent may determine the conditions upon which a new certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety, to indemnify the Company and each transfer agent and registrar against any and all losses or claims that may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen or destroyed. The

Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

(c)In connection with a transfer in accordance with this Agreement of any Units, the certificate(s) evidencing such Units shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the Units that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any Units registered in the name of the transferor that were not transferred. Each certificate shall bear a legend thereof substantially in the following form in addition to any other legend required by law or by agreement with the Company:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).
(d)Each Unit in the Company shall constitute a “security” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware or any other applicable jurisdiction.”

3.Exhibit A to LLC Agreement. The LLC Agreement is hereby amended to include Exhibit A attached hereto as a new Exhibit A to the LLC Agreement.

4.Miscellaneous.

(a)Ratification and Confirmation. Except as expressly amended hereby, the LLC Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

(b)Governing Law. This Amendment shall be construed in accordance with, and governed by, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(c)Headings. The descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not have any significance in the interpretation of this Amendment.

(d)Entire Agreement. This Amendment and the documents referred to herein set forth the entire understanding and agreement of the parties hereto regarding the subject matter hereof and supersede and replace all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof.

(e)Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (which counterparts may be delivered by facsimile or .pdf transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or other duly authorized representatives as of the date first above written.
PERRYVILLE GAS STORAGE HOLDING LLC
By:    /s/ Dan Hannon
Name:    Dan Hannon
Title:    CFO
Acknowledged and Agreed:
PERRYVILLE GAS STORAGE LLC
By:    /s/ Jeffery Ballew
Name.    J. A. Ballew
Title:    President
CARDINAL GAS STORAGE PARTNERS LLC
By:    /s/ Jeffery Ballew
Name.    J. A. Ballew
Title:    President

Unit Certificate
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).
Unit Certificate in Perryville Gas Storage LLC
Certificate No. 1                                        100% of Units
Perryville Gas Storage LLC, a Delaware limited liability company (the “Company”), hereby certifies that Perryville Gas Storage Holding LLC, a Delaware limited liability company (the “Holder”), is the registered owner of 100% of the Units in the Company (the “Units”). The rights, preferences and limitations of the Units are set forth in the Limited Liability Company Agreement of the Company, effective as of June 16, 2008 (as amended, supplemented or restated from time to time, the “Agreement”), a copy of which is on file at the principal office of the Company.
By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Agreement. The Company will furnish a copy of the Agreement to the Holder without charge upon written request to the Company at its principal place of business. The Company maintains books for the purpose of registering the transfer of Interests.
Each Unit in the Company shall constitute a “security” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware or any other applicable jurisdiction.
This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.
Dated: April 14, 2010                PERRYVILLE GAS STORAGE LLC
By:    /s/ Dan Hannon
Name:    Dan Hannon
Title:    CFO